ASSISTANCE AND PROVISION OF SERVICES AGREEMENT
BETWEEN THE UNDERSIGNED
MICROWAVE VISION
Public Limited Company with share capital of €691,041, Companies’ register no. 340 342 153
17 avenue de Norvège
91953 COURTABOEUF CEDEX
Hereinafter referred to as “The Microwave Vision Group”
or “MVG”
AND
The following two companies and five establishments:
     - The companies:

ORBIT/FR, Inc	SATIMO Industries SAS
506 Prudential Road,	17, avenue de Norvège
Horsham, PA 19044	91953 Courtaboeuf
USA	FRANCE
     - The MVG establishments:

SATIMO Italy	SATIMO USA	SATIMO Hong-Kong
Via dei Castelli Romani, 59	2105 Barrett Park Dr.,	Suite 702, 7th floor Cyberport 1
00040 Pomezia (Roma)	Suite 104	100 Cyberport Road
ITALY	Kennesaw, GA 30144	Pok Fu Lam,
	USA	HONG KONG

SATIMO Japan	SATIMO Sweden
6-20-11 Shinbashi-IK Bldg. 1F	Sofierogatan 3A
Shinbashi, Minato-ku	412 51 Gothenburg
Tokyo 105-0004, JAPAN	SWEDEN
Hereinafter referred to as “the subsidiaries”
WHEREAS:

 2.
MVG is a company that directly holds the majority of the share capital of the subsidiaries, thus forming an economic group.
The subsidiaries exercise activities in microwave imaging including instrumentation, measurement and testing of electromagnetic fields. There are subsidiaries that have no commercial activity.
In order to facilitate their operations and to ensure the cohesion of the group, it has been decided that MVG will define the major strategies and centralise the management and commercial functions for all the subsidiaries. This centralisation, prepared during the second half-year 2008, began on the first of January 2009.
NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:
Article 1 — Object of the agreement
This agreement sets out the conditions under which MVG provides advice and assistance to the subsidiaries, as part of their day-to-day management or on the occasion of one-off operations.
Under the terms of this work, MVG agrees to provide the subsidiaries with the following services.
Article 2 — Services provided and areas of contribution
2.1 In the day-to-day management of:
- General management: drawing up a strategy, relations with shareholders, definition and control of the implementation of the companies’ development and external growth policy, study, drafting and control of the introduction of the industrial, commercial, legal and financial projects required for developing, organising, managing and structuring of the companies.
- Human resources: selecting and recruiting key personnel, encouraging mobility between subsidiaries, managing the personnel policy, implementing the motivation schemes, introducing tools for monitoring working hours, advice for implementing group procedures regarding ethics, company monitoring.
- Finances, accounting, taxation, management control: supervising the accounting and financial services, coordinating teams and choice of development tools, coordinating management and budget control, cash-flow management, fiscal taxation, etc.
- Purchasing: defining the purchasing policy, listing suppliers, negotiating discounts and sales conditions, procurement policy.
- Communications and marketing: drafting, planning and implementation of marketing and internal and external communication strategies and the introduction of related tools, procedures and models, support for the development of products and services.
- Sales: organising and supervising the sales forces, managing the distribution network, monitoring all of the subsidiaries’ opportunities, drafting customer approach strategies by geographical zone and by market in order to develop opportunities by using all of the subsidiaries’ product portfolios.
- Software development: development, standards and quality methods, developing a modules library accessible to all the subsidiaries, selecting tools, platforms and equipment.
- Network: selecting tools, platforms and equipment required for creating a network for the subsidiaries and MVG, in order to facilitate and encourage communication between the various subsidiaries and between the subsidiaries and MVG, maintaining the infrastructure.
- Legal: legal operations and legal obligations.

 3.
- Trademark: right to use the “MICROWAVE VISION” name.
2.2 As part of one-off operations
MVG agrees to provide the subsidiaries with advice and assistance as part of one-off operations concerning them, such as, and without this list being exhaustive: external growth operations, disposals, restructuring, etc.
As part of this work MVG undertakes to do everything possible to safeguard the interests of the subsidiaries and ensure their businesses run smoothly.
Notwithstanding the assistance services that will be provided to the subsidiaries by MVG, they will continue to assume full responsibility for their operating results; therefore, MVG can in no case assume liability for actions carried out by the subsidiaries
- Article 3 — Remuneration
The nature, diversity and frequency of the services likely to be carried out by virtue of this agreement are such that individual invoicing of the services rendered by MVG will not be possible.
Therefore, the parties agree that the provision of services rendered will be paid under the following conditions:
3.1 Remuneration of the services provided for subsidiaries exercising a commercial activity
In return for the assistance services, advice provided, and centralised management of the group, MVG will invoice these services on the basis of the cost budgeted for the year for the entire expenditure linked to the aforementioned services. The amount will be distributed between each company and according to the gross margin budgeted for at the start of the year for each company. To this amount, a 5% (five percent) margin will be applied.
This remuneration will be reviewed annually at the start of the year based on the budget as approved by the board of directors.
Invoices will be sent by MVG to its subsidiaries quarterly in advance.
Invoices will be payable in cash by a deduction from a current account or by bank transfer within sixty (60) days following receipt of the invoice.
At the end of each financial year, a credit or an invoicing adjustment will be drawn up based on the gross margin realised and the expenditure actually incurred. In the event there are significant differences between realised and budgeted gross margins, the amount of the final adjustment will be subject to review and approval by the board of the companies. This credit or this additional invoice will be determined in the three months after the closing date for the end of the financial year.
MVG shall use the fees acquired hereunder for its operations and shall reinvest in the operating companies no less than 2/3 (two-thirds) of the net income acquired thereby under this Agreement.
3.2 Remuneration of the services provided for subsidiaries without a commercial activity.
In return for the assistance services and advice provided, MVG will invoice subsidiaries, which do not carry out any commercial activity a fixed annual fee of twenty-five thousand euros (€25,000). Invoices will be payable in cash by a deduction from a current account or by bank transfer within sixty (60) days following receipt of the invoice.

 4.
3.3 Remuneration for the right to use the name “MICROWAVE VISION”
The right to use the name “MICROWAVE VISION” will be subject to separate invoicing, which shall be 1% (one percent) of the gross sales of each company and establishment. Invoicing will be drawn up according to the budgeted gross sales. In the event there are significant differences between realised and budgeted gross margins, the amount of the final image fee will be subject to review and approval by the board of the companies.
This remuneration will be reviewed annually at the start of the year based on the budget as approved of the board of directors.
Invoices will be sent by MVG to its subsidiaries quarterly in advance.
Invoices will be payable in cash by a deduction from a current account or by bank transfer within sixty (60) days following receipt of the invoice.
At the end of each financial year, a credit or an invoicing adjustment will be drawn up based on gross sales achieved. This credit or this additional invoice will be determined in the three months after the closing date for the end of the financial year.
3.4 Remuneration of the services provided for subsidiaries for one-off work.
It is expressly agreed that in the event that a subsidiary entrusts one-off work to MVG, payment for the said work will not be included in this remuneration but will be fixed beforehand by joint agreement and will give rise to an amendment to this document.
Article 4 — Term
4.1 This agreement is signed for an initial term that will begin on 1st January 2009 and end on 31 December 2009.
4.2 This agreement will be renewable by tacit agreement for periods of one (1) year, unless terminated by one of the parties by sending a registered letter with acknowledgment of receipt to the other party giving one (1) month’s notice before expiry of the current contractual period.
4.3 This agreement can be terminated early without legal action or formality other than that provided for below in the following cases:
- as of right, in the event of bankruptcy, receivership or court-supervised liquidation of one or other of the parties.
- as of right, between MVG and a subsidiary when MVG ceases to hold directly or indirectly at least 33% (thirty three percent) of the share capital;
- by declaration of termination: in the event of non-payment on its due date of a sum due by the company or non-compliance by one of the parties with its contractual obligations. In the latter case, the party that wants to invoke its right to termination must send the other party a formal notice, by registered letter with acknowledgment of receipt, stating the payment default or infringement and declaring the termination. The said termination then automatically takes effect on the expiry of a period of one (1) month from the formal notice if, within this period, the defaulting party has not fulfilled its obligations.
Subject to any damages that MVG may claim, particularly in the event of non-payment on its due date of a sum due by the subsidiary, the cessation of this agreement can in no case give rise to the payment of any indemnity.

 5.
4.4. Each renewal of the agreement can give rise to the drafting of a document as required, amending the content and price of the services.
Article 5 — Confidentiality
5.1. Due to the relations established between the parties through this agreement, each party is likely to have access to confidential information belonging to the other party.
5.2. The confidentiality obligation, to which the parties agree, concerns all the information provided under this agreement and all subsequent agreements, whatever the form and medium, sent by one party to the other and designated as confidential information by the party which sends it by affixing or inserting on their medium a stamp or an inscription or by the creation and handing over or dispatch of a written notification to this effect or, when such information is disclosed verbally, when the character of the confidential information has been brought to the attention of the party receiving it at the time of its disclosure, and confirmed in writing as soon as possible.
5.3. Each contracting party agrees to treat as confidential all information obtained under this agreement and all subsequent agreements and is prohibited from communicating to anyone, directly or indirectly, all or part of the said information.
The parties undertake to ensure this obligation is complied with by their employees and any participants of any kind, whether permanent or occasional, who could become aware of the information during the performance of this agreement.
5.4. The aforementioned confidentiality obligation, which is a decisive factor in the parties’ obligations under this agreement, does not apply to information that:
- is known by the parties at the time this agreement is signed and of which they are in a position to prove that they themselves or a third party other than the co-contracting party was aware before this date;
- was already legally obtained by the co-contracting party from a source independent of the co-contracting party;
- is in the public domain or may fall into it during the performance of this agreement other than by the actions or omissions of the company and/or the managers, employees or beneficiaries and participants of any kind whatsoever, whether permanent or occasional.
The co-contracting party concerned will be responsible for providing written proof of the existence of any one of the conditions stipulated above. Neither party may claim that the receipt of the said information is an innovation nor have it patented or protected in any way. This confidentiality agreement shall be valid throughout the term of this agreement and all subsequent agreements and will remain in force as long as the information does not fall into the public domain. It will continue after any cancellation or termination of the agreement for any reason whatsoever.
Article 6 — Non-transferability
This agreement is signed intuitu personae (relating to a given person). It cannot be sold or transferred, for any reason or under any terms whatsoever, unless with the specific and prior agreement of the other party.

 6.
Article 7 — Integral nature of the agreement
The provisions of this agreement express the entire wishes of the parties and prevail over all earlier proposals or agreements relating to the subject herein.
Drawn up in Paris, France
On, August 14th, 2009
In as many copies as there are parties.

Microwave Vision Group, S.A.	SATIMO Industries, S.A.S.	Orbit/FR, Inc.

/s/ Philippe Garreau	/s/ Philippe Garreau	/s/ Per Iversen

Ph. GARREAU	Ph. GARREAU	P. Iversen
President and CEO	President and CEO	President and CEO

 7.
AGREEMENT FOR THE PROVISION OF MEANS AND RESOURCES
BETWEEN THE UNDERSIGNED
The following two companies and five establishments:
      -  The companies:

ORBIT/FR, Inc	SATIMO Industries SAS
506 Prudential Road,	17, avenue de Norvège
Horsham, PA 19044	91953 Courtaboeuf
USA	FRANCE
      -  The MVG establishments:

SATIMO Italy	SATIMO USA	SATIMO Hong-Kong
Via dei Castelli Romani, 59	2105 Barrett Park Dr.,	Suite 702, 7th floor Cyberport 1
00040 Pomezia (Roma)	Suite 104	100 Cyberport Road
ITALY	Kennesaw, GA 30144	Pok Fu Lam,
	USA	HONG KONG

SATIMO Japan	SATIMO Sweden
6-20-11 Shinbashi-IK Bldg. 1F	Sofierogatan 3A
Shinbashi, Minato-ku	412 51 Gothenburg
Tokyo 105-0004, JAPAN	SWEDEN
Hereinafter referred to as “the subsidiaries”
AND
MICROWAVE VISION
Public Limited Company with share capital of €691,041, Companies’ register no. 340 342 153
17 avenue de Norvège
91953 COURTABOEUF CEDEX
Hereinafter referred to as “The Microwave Vision Group”
or “MVG”

 8.
WHEREAS:
MVG is a company that directly holds the majority of the share capital of the subsidiaries, thus forming an economic group.
The subsidiaries exercise activities in instrumentation, measurement and testing of electromagnetic fields.
In order to facilitate their operations and to ensure the cohesion of the group, it has been decided that MVG will define the major strategies and centralise the management and commercial functions of all the subsidiaries. This centralisation, prepared during the second half-year 2008, began on the first of January 2009.
A proportion of the Human Resources and means of MVG are allocated to given legal organisations, within the subsidiaries, due to their historical membership prior to the entry of these legal entities within MVG. Any substantial modifications to the positions directly allocated to MVG will be submitted for approval to the board of directors of the companies.
NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:
Article 1 — Object of the agreement
The purpose of this agreement is to determine the remuneration conditions and terms under which a subsidiary can be asked to provide MVG with various means or resources.
It is expressly acknowledged that this way of operating does not affect the independence of the parties, either at the level of their management or in the pursuit of their company purpose.
Article 2 — Remuneration of the provision of resources
2.1. The company that owns the resource will invoice the provision of such, at cost price including:
-	The gross annual remuneration of the employee; with remuneration being understood in the widest sense (including benefits, for example) and for full-time work,

-	the rate of the social security charges (single average rate for the country),

-	full cost price by the square metre including the rental cost, rental charges, water, electricity and the telephone divided by the surface area of the building of the subsidiary to which the resource belongs, based on a fixed surface area of fifteen (15) square metres.
2.2. The company that owns the resource will invoice the work costs incurred by its resource on a euro-by-euro basis.
2.3 Costs that are directly chargeable to the group function, particularly trade shows and marketing campaigns, will be passed on by the subsidiaries to MVG on a euro-by-euro basis.
Article 3 — Terms of invoicing
Invoicing is drawn up quarterly.
Invoices will be payable in cash by a deduction from a current account or by bank transfer within sixty (60) days following receipt of the invoice.

 9.
Article 4 — Term
4.1 This agreement is signed for an initial term that will begin on 1st January 2009 and end on 31 December 2009.
4.2 This agreement will be renewable by tacit agreement for periods of one (1) year, unless terminated by one of the parties by sending a registered letter with acknowledgment of receipt to the other party giving one (1) month’s notice before expiry of the current contractual period.
4.3 This agreement can be terminated early without legal action or formality other than that provided for below in the following cases:
- as of right, in the event of bankruptcy, receivership or court-supervised liquidation of one or other of the parties.
- as of right, between MVG and a subsidiary when MVG ceases to hold directly or indirectly at least 33% of the share capital;
- by declaration of termination: in the event of non-payment on its due date of a sum due by MVG or non-compliance by one of the parties with its contractual obligations. In the latter case, the party that wants to invoke its right to termination must send the other party a formal notice, by registered letter with acknowledgment of receipt, stating the payment default or infringement and declaring the termination. The said termination then automatically takes effect on the expiry of a period of one (1) month from the formal notice if, within this period, the defaulting party has not fulfilled its obligations.
Subject to any damages that the subsidiary may claim, particularly in the event of non-payment on its due date of a sum due by MVG, the cessation of this agreement can in no case give rise to the payment of any indemnity.
4.4. Each renewal of the agreement can give rise to the drafting of a document as required, amending the content and price of the services.
Article 5 — Integral nature of the agreement of the parties
The provisions of this agreement express the entire wishes of the parties and prevail over all earlier proposals or agreements relating to the subject herein.

 10.
Article 6 — Integral nature of the agreement
The provisions of this agreement express the entire wishes of the parties and prevail over all earlier proposals or agreements relating to the subject herein.
Drawn up in Paris, France
On, August 14th, 2009
In as many copies as there are parties.

Microwave Vision Group, S.A.	SATIMO Industries, S.A.S.	Orbit/FR, Inc.

/s/ Philippe Garreau	/s/ Philippe Garreau	/s/ Per Iversen
Ph. GARREAU	Ph. GARREAU	P. Iversen
President and CEO	President and CEO	President and CEO